Exhibit 10.6

                                                 [LOGO FOR MUSIC TELEVISION MTV]

mtv: music television
1515 broadway /
new york / ny / 10036-5797

January 7, 2004

Ms. Rose L. Labadessa
Corporate Legal Manager & Music Licensing Coordinator
The Singing Machine Company, Inc.
Business & Legal Affairs
6601 Lyons Road
Building A-7
Coconut Creek, FL 33073

Re: Fifth Amendment to MTVN Domestic Merchandise License Agreement.
    ---------------------------------------------------------------

Dear Rose:

Enclosed for your files is a fully executed copy of the above-mentioned amendment by and between The Singing Machine Company, Inc. and MTV Networks, a division of Viacom International Inc.

Please feel free to contact me at the below number should you have any questions.

Sincerely,

/s/ Hillary Cohen
Director
MTV Business & Legal Affairs
Phone: 212-846-6758
Fax:   212-8461922
Email-hillary.cohen@mtvstaff.com

Via Express Mail.
-----------------
cc: G. Bolan, G. Cheeks, T. Connolly, H. Eskenazi, T. Hernandez, A. Green (Singing Machine), G. Legrand, B. Matthews, V.O'toole, L. Silfen, H. Reyes,
P. White and M. Wermelt.

Enclosure(1)

                                                         As of December 23, 2003

Mr. Yi Ping Chan, Interim CEO and COO
The Singing Machine Company, Inc.
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073

Re:  Fifth Amendment to MTVN Domestic Merchandise License Agreement.
--------------------------------------------------------------------

Dear Mr. Chan:

Reference is made to the agreement dated the 1 St day of November, 2000, as amended January 1, 2002; November 13, 2002, November 15, 2002 and February 26, 2003 by and between MTV Networks, a division of Viacom International Inc., ("MTVN") and The Singing Machine Company, Inc. ("Licensee") with respect to the "MTV: Music Television" name, trademark and logo (the "Licensed Property") (the "Agreement"). Capitalized terms used without definition herein shall have the respective definitions set forth in the Agreement.

Effective as of the date hereof, MTVN and Licensee hereby agree that the Agreement shall be amended as follows:

1. The notices information for Licensee contained in Article 16 of the Additional Terms and Conditions of the Agreement shall be deleted in its entirety and replaced with the following:

 "If to Licensee:
 ----------------

The Singing Machine Company, Inc.
Attention: Mr. Yi Ping Chan, Interim CEO & COO
6601 Lyons Road, Building A-7
Coconut Creek, FL 33073
Telephone: 954-596-1000
Telecopy: 954-596-2000"

2. Paragraph 2 of the Second Amendment to the MTVN Domestic Merchandise License Agreement dated November 13, 2002 shall be deleted in its entirety and replaced with the following:

"2. (a) In addition to (and not in lieu of) the Guaranteed Minimum Royalty of $686,250 payable pursuant to the Agreement, receipt of which is hereby acknowledged, Licensee shall pay MTVN an additional Guaranteed Minimum Royalty of $1,300,000.

     (b) The Guaranteed Minimum Royalty, due MTVN pursuant to Section 2(a) above shall be payable as follows:

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     (i)  $500,000 on or before December 27, 2002, receipt of which is hereby acknowledged;
     (ii) $333,334 on or before June 1, 2003, receipt of which is hereby acknowledged;
     (iii)$333,333 on or before September 1, 2003, receipt of which is hereby acknowledged; and
     (iv) $133,333 on or before December i, 2003, receipt of which is hereby acknowledged.

     (c) It is acknowledged and agreed that the changes made in Section 2(a) and Section 2(b) above shall have no impact on the Australian Guaranteed Minimum Royalty of $5000 pursuant to the amendment dated November 15, 2002.

3. The definition of "Term" contained in the Basic Provisions of the Agreement is hereby deleted in its entirety and replaced with the following:

"The 'INITIAL TERM' of this Agreement shall commence on November 1, 2000 and continue through December 31, 2003."

4. (a) The Initial Term of the Agreement shall be extended for a period of four months from January 1, 2004 through April 30, 2004 (the "First Renewal
Term).

     (b) MTVN shall have two separate, independent options to renew the Term (as hereafter defined) of the Agreement, in its sole discretion (each a "Renewal Option") for:

     (i) a second four month term, from May 1, 2004 through August 31, 2004 (the "Second Renewal Term"); and

     (ii) a third four month term, from September 1, 2004 through December 31, 2004 (the "Third Renewal Term") (Section 4(b)(i) and Section 4(b)(ii) each, a "Renewal Term")

     (The Initial Term and the First Renewal Term and the Second Renewal Term, if any, and Third Renewal Term, if any, collectively, the "Term")

A Renewal Option may be exercised by MTVN providing notice to Licensee not later than 15 days prior to the expiration of Term of the Agreement.

5. (a) In consideration of the First Renewal Term, Licensee shall pay MTVN an additional Guaranteed Minimum Royalty in the amount of $100,000 which shall be payable on January 5, 2004. Notwithstanding anything to the contrary contained in the Agreement, if Licensee fails to pay MTVN the $100,000 on January 5, 2004, MTVN shall have the right, in its sole discretion, to terminate the Agreement immediately upon notice to Licensee.

     (b) Provided that MTVN exercises its Renewal Option for either the Second Renewal Term or the Third Renewal Term, Licensee shall pay MTVN an additional Guaranteed Minimum Royalty in the amount of $100,000 for each such Renewal Term (for a maximum of $200,000), payable to MTVN on the first day of each such Renewal Term (i.e., $100,000 on May 1, 2004 for the Second Renewal Term and $100,000 on September 1, 2004 for the Third Renewal Term). Notwithstanding anything to the contrary contained in the Agreement, if Licensee fails to make payment of the $100,000 due on the first


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day of a Renewal Term, MTVN shall have the right, in its sole discretion, to terminate the Agreement immediately upon notice to Licensee.

6. The following shall be added to the definition of "Royalty Rate" contained in the Basic Provisions of the Agreement:

     "The Royalty Rate on sales of all Licensed Products sold on or after January 1, 2004 shall be as follows:

     (a) *% of Net Sales (as defined in the Additional Terms and Conditions of the Agreement) for the Music Products and the Duet Microphones; and

     (b) *% of Net Sales (as defined in the Additional Terms and Conditions of the Agreement) for the MTV Karaoke Machines.

7. Royalties from the sale of Licensed Products sold during (a) the First Renewal Term (i. e., January 1, 2004 through April 30, 2004) and (b) the Second Renewal Term, if any, and the Third Renewal Term, if any, shall be recoupable solely against the Guaranteed Minimum Royalty payments due and paid on or after January 1, 2004 with no carryover of any unrecouped Guaranteed Minimum Royalty amounts paid through December 31, 2003. Any unearned sums from the $100,000 Guaranteed Minimum Royalty payable for the First Renewal Term shall carry over and be recoupable from sales of the Licensed Products made during the Second Renewal Term, if any. Additionally any unearned sums from the $200,000 Guaranteed Minimum Royalty payable from the First Renewal Term and the Second Renewal Term shall carry over and be recoupable from sales of the Licensed Products made during the Third Renewal Term, if any.

8. As of January 1, 2004, Licensee shall (a) have the right to manufacture, distribute, sell or advertise solely the MTV Karaoke Machines described (i) in
Section 7 of the definition of "Licensed Products" contained in the Basic Provisions, the Model SMVG 600, and (ii) in Paragraph 9 below, the Model 988 Karaoke Machine and (b) solely have the right to sell off existing inventory of all other Licensed Products.

9. The following shall be added as an MTV Karaoke Machine in the definition of "Licensed Products" contained in the Basic Provisions of the Agreement:

"One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) includes a viewing monitor to view the lyrics of the songs, (c) has a front load, one CD&G changer, (d) includes a video camera feature that (i) is permanently attached to the top of the Karaoke machine and manufactured as part of the Karaoke machine hardware as a whole, (ii) needs to be manually adjusted by the end-user to record the end-user's performance, (iii) is not an individual piece of hardware separate and apart from the Karaoke machine and is not able to be detached from the Karaoke machine for use independent of the Karaoke machine and {iv} does not contain the technical functionality to allow it to operate as a stand alone video camera, and (e) includes a built-in speakersystem) (the "Model 988 Karaoke Machine").
__________
* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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The technical spec sheet for the Model 988 Karaoke Machine is attached hereto and incorporated into Attachment A of the Agreement.

10. Licensee acknowledges and agrees that the Model 988 Karaoke Machine as described herein and any Karaoke machine with a podium stand feature shall be exclusively branded with the Licensed Property. In no event shall Licensee produce and/or sell a Karaoke machine with said podium feature on behalf of itself (e.g., a Singing Machine branded Karaoke machine) or on behalf of any other third party licensor. For the avoidance of doubt, the right of exclusivity contained in this Paragraph 10 shall remain in full force and effect during the Term of the Agreement and shall be null and void upon termination or expiration of the Agreement.

11. The Presentation Date to Licensee's Retailers for the Model 988 Karaoke Machine shall be January 8, 2004 at the Consumer Electronics Show ("CES"). If the Model 988 Karaoke Machine does not receive a favorable response from customers at CES, and Licensee decides not to manufacture and sell the Model 988 Karaoke Machine, then Licensee shall have the right to present designs for the development of a new Karaoke machine to be branded with the Licensed Property for MTVN's approval, which approval may be withheld in MTVN's sole discretion.

12. The Initial Ship Date to Licensee's Retailer for the Model 988 Karaoke Machine shall be July 1, 2004 or such other date as mutually agreed upon by the MTVN and Licensee.

13. The first four lines of Section 13fc) of the Additional Terms and Conditions of the Agreement shall be deleted in their entirety and replaced with the following:

"Upon the expiration of this Agreement, provided that Licensee is not in default at the time of expiration and provided further that MTVN has exercised a Renewal Option for the Third Renewal Term (i. e., the Term of the Agreement has been extended through December 31, 2004), Licensee may continue to sell the Licensed Products, previously manufactured and on hand, on a non-exclusive basis during a period of 90 days thereafter, subject to all of the terms and conditions contained in this Agreement; provided, however, that:".

Except as otherwise herein amended, the Agreement is hereby ratified and confirmed in all respects.

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Please indicate your acceptance of the foregoing by signing in the space provided below.

                               Very truly yours,


                               MTV Networks, a division of
                               Viacom International Inc.



                               By: /s/ Heidi Eskenazi
                                   --------------------------------
                               Name: Heidi Eskenazi
                               Title: V.P. Licensing, Merchandising
                               & Interactive, MTV





ACCEPTED AND AGREED TO:
THE SINGING MACHINE COMPANY, INC.




BY: /s/ Yi Ping Chan
    ----------------------------
Name: Yi Ping Chan
Title: Interim CEO & COO



cc: G. Boland; T. Connolly; H.P. Eskenazi; T. Hernandez; A. Green (Singing Machine); G. Legrand; B. Matthews; V. O'toole; L. Silfen; M. Wermelt; and P. White

                                  Attachment A

                             Product Specification
                              of STVG-988 Maestro